Exhibit 99.1

Instructure Reports First Quarter 2018 Financial Results

Q1 2018 Revenue of $48.0 Million, Up 39% Year-Over-Year

SALT LAKE CITY (April 30, 2018) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the first quarter ended March 31, 2018.

"We had a strong start to the year as we delivered 39% year-over-year revenue growth and continued substantial improvements to our operating margin," said Josh Coates, CEO at Instructure. "During the quarter we expanded our customer base across our products, experiencing solid traction with both new customers and cross selling to existing customers."

First Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenue	$47,991	$34,472
Gross Margin
GAAP	70.9%	71.9%
Non-GAAP(1)	72.5%	72.6%
Operating Loss
GAAP	(12,133)	(11,603)
Non-GAAP(1)	(7,085)	(8,230)
Operating Margin
GAAP	-25.3%	-33.7%
Non-GAAP(1)	-14.8%	-23.9%
Net loss
GAAP	(11,868)	(11,601)
Non-GAAP(1)	(6,942)	(8,221)
EPS
GAAP	$(0.37)	$(0.40)
Non-GAAP(1)	$(0.21)	$(0.29)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability and the change in fair value of the contingent earn-out liability.

First Quarter 2018 Business Highlights

●	Instructure continued to expand its customer base in the first quarter. A few highlights include:
o

U.S. Higher Education and K-12 Schools – Within the U.S. higher education market, Canvas was selected by Mississippi State University for their 18,000 students. With the addition of four schools and almost 45,000 students within the San Diego Community College District, Canvas is used in 113 of the 114 community colleges in California. Additionally, the Chesterfield County Public Schools in Virginia chose Canvas and Gauge for their 60,000 K-12 students and educators.

o

International – Canvas was chosen by the University of Oxford for their entire 44 university colleges and permanent private halls, and their 24,000 students. Under Instructure’s preferred supplier agreement with SUNET, the organization responsible for Sweden’s University Computer Network, four additional universities selected Canvas. Now, over 100,000 Swedish students will use Canvas as their LMS.

o

Corporate – Bridge was selected by Ancestry.com, the largest for-profit genealogy company, and Superion, a provider of public sector software and services. Additionally, Optiv, a cyber security solutions provider, selected Bridge Learn and Arc for a large extended enterprise use case. Guardian Life, one of the largest mutual life insurance companies, and FranklinCovey, a management consultant firm, chose Practice to easily train their financial representatives and their remotely distributed implementation and sales groups, respectively.

Business Outlook

Today, Instructure issued financial guidance for the second quarter and full year 2018. The financial guidance discussed below is on a non-GAAP basis, except for revenue, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent earn-out liability (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures). On January 1, 2018, Instructure adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the full retrospective transition method.

For the second quarter ending June 30, 2018, Instructure expects revenue of approximately $49.1 million to $49.7 million, a non-GAAP net loss of ($9.2) million to ($8.6) million, and non-GAAP net loss per common share of ($0.27) to ($0.25).

For the full year ending December 31, 2018, Instructure expects revenue of approximately $204.5 million to $209.5 million, as compared to previously stated guidance of $203.5 million to $209.5 million, non-GAAP net loss of ($32.0) million to ($30.0) million, up from ($32.3) million to ($30.3) million, and non-GAAP net loss per common share of ($0.94) to ($0.88), up from ($1.03) to ($0.97).

Conference Call Details:

Instructure will discuss its first quarter 2018 results today, April 30, 2018, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (800) 289-0438 or (323) 794-2423, passcode 5736897.

The live webcast of the call can be accessed at the Instructure Investor Relations website at ir.instructure.com. A replay of the call will be available at the same web address approximately two hours following the conclusion of the live event. You may register for the live webcast at http://bit.ly/INST_Q12018EarningsCall.

Non-GAAP Financial Measures

In this press release and related conference call, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, the change in fair value of the warrant liability, and the change in fair value of the contingent earn-out liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business. Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue to occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

●

Change in fair value of the contingent earn-out liability - Under GAAP, we are required to record mark-to-market adjustments for the change in the fair value of the earn-out liability for contingent consideration related to an acquisition. The expense or gain recognized is excluded from management’s assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the second quarter of 2018 and for the full year ending December 31, 2018, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Annual Report for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2018, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas, Gauge, Arc and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 3,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market, at www.Instructure.com.

Contacts:

Keaton Godfrey

Manager, Investor Relations
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost

Senior Director, Public Relations
Instructure
(801) 869-5017
becky@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31, 2018	December 31, 2017
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$136,733	$35,693
Short term marketable securities	—	5,697
Accounts receivable—net of allowances of $322 and $318 at March 31, 2018 and December 31, 2017, respectively	25,515	34,312
Prepaid expenses	9,493	11,492
Deferred commissions	6,994	7,086
Other current assets	1,616	2,419
Total current assets	180,351	96,699
Property and equipment, net	27,115	23,926
Goodwill	12,354	12,354
Intangible assets, net	8,288	9,048
Noncurrent prepaid expenses	3,121	2,939
Deferred commissions, net of current portion	11,040	11,160
Other assets	487	497
Total assets	$242,756	$156,623
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,439	$2,892
Accrued liabilities	12,501	13,702
Deferred rent	986	936
Deferred revenue	77,671	99,773
Total current liabilities	97,597	117,303
Deferred revenue, net of current portion	1,436	1,889
Deferred rent, net of current portion	10,523	9,201
Other long term liabilities	775	1,286
Total liabilities	110,331	129,679
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	368,247	250,899
Accumulated other comprehensive income	—	(1)
Accumulated deficit	(235,825)	(223,957)
Total stockholders’ equity	132,425	26,944
Total liabilities and stockholders’ equity	$242,756	$156,623

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$43,200	$31,554
Professional services and other	4,791	2,918
Total Net revenue	47,991	34,472
Cost of Revenue:
Subscription and support	10,391	7,105
Professional services and other	3,594	2,575
Total cost of revenue	13,985	9,680
Gross profit	34,006	24,792
Operating expenses:
Sales and marketing	23,188	18,227
Research and development	14,660	11,182
General and administrative	8,291	6,986
Total operating expenses	46,139	36,395
Loss from operations	(12,133)	(11,603)
Other income (expense):
Interest income	238	76
Interest expense	(9)	(14)
Other income, net	175	23
Total other income	404	85
Loss before income taxes	(11,729)	(11,518)
Income tax expense	(139)	(83)
Net loss	$(11,868)	$(11,601)
Net loss per common share, basic and diluted	$(0.37)	$(0.40)
Weighted average shares used to compute net loss per share, basic and diluted	32,370	28,727

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(11,868)	$(11,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,013	1,237
Amortization of intangible assets	763	142
Amortization of deferred financing costs	7	6
Change in fair value of warrant liability	(122)	7
Stock-based compensation	4,744	3,373
Other	65	2
Changes in assets and liabilities:
Accounts receivable, net	8,720	5,297
Prepaid expenses and other assets	2,623	(5,518)
Accounts payable and accrued liabilities	2,068	(1,522)
Deferred revenue	(22,555)	(18,274)
Deferred rent	1,372	(139)
Deferred commissions	212	(759)
Other liabilities	(389)	—
Net cash used in operating activities	(12,347)	(27,749)
Investing Activities:
Purchases of property and equipment	(4,847)	(3,145)
Purchases of intangible assets	—	(290)
Proceeds from disposal of property and equipment	26	15
Maturities of marketable securities	5,700	13,900
Net cash provided by investing activities	879	10,480
Financing Activities:
Proceeds from common stock offerings, net of offering costs	109,803	—
Proceeds from issuance of common stock from employee equity plans	2,832	1,038
Shares repurchased for tax withholdings on vesting of restricted stock	(127)	(42)
Net cash provided by financing activities	112,508	996
Net increase (decrease) in cash	101,040	(16,273)
Cash, beginning of period	35,693	44,539
Cash, end of period	$136,733	$28,266

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended March 31,
	2018	2017
GAAP gross profit	$34,006	$24,792
Stock-based compensation	422	231
Amortization of acquisition related intangibles	342	—
Non-GAAP gross margin	$34,770	$25,023

GAAP gross margin %	70.9%	71.9%
Non-GAAP gross margin %	72.5%	72.6%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended March 31,
	2018	2017
Loss from operations	$(12,133)	$(11,603)
Stock-based compensation	4,744	3,373
Amortization of acquisition related intangibles	692	—
Change in fair value of contingent earn-out liability	(388)	—
Non-GAAP operating loss	$(7,085)	$(8,230)

GAAP operating margin	-25.3%	-33.7%
Non-GAAP operating margin	-14.8%	-23.9%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2018	2017
Net Loss	$(11,868)	$(11,601)
Stock-based compensation	4,744	3,373
Amortization of acquisition related intangibles	692	—
Change in fair value of warrant liability	(122)	7
Change in fair value of contingent earn-out liability	(388)	—
Non-GAAP net loss	$(6,942)	$(8,221)
Non-GAAP net loss per common share, basic and diluted	$(0.21)	$(0.29)
Weighted average common shares used in computing basic and diluted net loss per common share	32,370	28,727

INSTRUCTURE, INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2018	2017
Net cash used in operating activities	$(12,347)	$(27,749)
Purchase of property and equipment and intangibles	(4,847)	(3,435)
Proceeds from disposals of property and equipment	26	15
Free cash flow	$(17,168)	$(31,169)

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended March 31,
	2018	2017
Total net revenue	$174,493	$123,840

Total Deferred revenue
Beginning balance	56,362	41,540
Ending balance	79,107	56,362
Net change in current deferred revenue	22,745	14,822

Total 12-month billings	$197,238	$138,662

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2018
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$23,188	(1,348)	(350)	—	$21,490
Research and development	14,660	(1,894)	—	—	$12,766
General and administrative	8,291	(1,080)	—	388	$7,599
Total operating expenses	$46,139	(4,322)	(350)	388	$41,855

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Amortization of acquired intangibles	Change in fair value of contingent earn-out liability	NON-GAAP
Operating expenses:
Sales and marketing	$18,227	(955)	—	—	$17,272
Research and development	11,182	(1,232)	—	—	$9,950
General and administrative	6,986	(955)	—	—	$6,031
Total operating expenses	$36,395	(3,142)	—	—	$33,253

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending June 30,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss	$(14,475)	$(13,875)	$(57,000)	$(55,000)
Stock-based compensation	5,900	5,900	24,185	24,185
Reversal of payroll tax expense on secondary stock purchase transactions	(1,225)	(1,225)	(1,225)	(1,225)
Amortization of acquisition related intangibles	600	600	2,550	2,550
Change in fair value of warrant liability	—	—	(120)	(120)
Change in fair value of contingent earn-out liability	—	—	(390)	(390)
Non-GAAP net loss	$(9,200)	$(8,600)	$(32,000)	$(30,000)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending June 30,		Full Year Ending December 31,
	2018	2018	2018	2018
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.42)	$(0.40)	$(1.67)	$(1.61)
Stock-based compensation	0.17	0.17	0.71	0.71
Reversal of payroll tax expense on secondary stock purchase transactions	(0.04)	(0.04)	(0.04)	(0.04)
Amortization of acquisition related intangibles	0.02	0.02	0.07	0.07
Change in fair value of warrant liability	—	—	(0.00)	(0.00)
Change in fair value of contingent earn-out liability	—	—	(0.01)	(0.01)
Non-GAAP net loss per common share, basic and diluted	$(0.27)	$(0.25)	$(0.94)	$(0.88)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	34,500	34,500	34,200	34,200